Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-52127-99) of Puget Energy, Inc. of our report dated June 26, 2003 relating to the financial statements of the Investment Plan for Employees of Puget Sound Energy, Inc., which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
June 27, 2003